SCHEDULE 14A

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                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
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                               ChemFirst Inc.
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              (Name of Registrant as Specified in Its Charter)


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                                             Contact: G. Irvin Lipp
                                             302 774-7447
                                             g-irvin.lipp-1@usa.dupont.com

                                             James McArthur
                                             601 949-0213
                                             jmcarthur@chemfirst.com


                     DuPont to Acquire ChemFirst, Inc.;
   Will Strengthen Position as a Leading Supplier of Electronic Materials

         WILMINGTON, Del., and JACKSON, Miss., July 23, 2002-- DuPont today announced that it has signed a definitive agreement to acquire ChemFirst, Inc., in a cash transaction valued at $408 million, with a ChemFirst per share value of $29.20. The acquisition is expected to be about $.01 per share dilutive in the first 12 months, due to integration costs, and accretive thereafter.

         ChemFirst is a global supplier of electronic chemicals and materials to the semiconductor industry and specialty intermediates for polyurethane and other applications. The company had 2001 sales of $278 million, and has approximately 480 employees and primary manufacturing facilities in Pascagoula, Miss., Baytown, Tex., Dayton, Ohio, and Hayward, Cal., with operations in Scotland and Japan.

         "This transaction is good for our shareholders," said J. Kelley Williams, ChemFirst chairman and CEO. "It is also good for our customers and employees who will benefit from the global resources and financial strength of DuPont."

         "The acquisition of ChemFirst provides a high growth electronic technologies opportunity, while the chemical intermediates will add attractive earnings from day one," said Dave Miller, vice president and general manager - DuPont Electronic Technologies. "It expands the DuPont presence in semiconductor fabrication materials and provides a platform for growth. We intend to become a leading supplier in that industry through new product offerings and technology. ChemFirst's products, market access and technical service capability will allow us to accelerate this effort."

         "We think that merging ChemFirst's electronic materials businesses with DuPont will expand opportunities for our employees," said Jerry Coder, president of ChemFirst EKC Technologies. "DuPont respects the accomplishments of our organization and people, and the two companies have complementary products and technologies."

         The high-growth semiconductor fabrication materials businesses, including EKC Technologies Inc. and ChemFirst Electronic Materials, fit the DuPont strategy to grow in the electronics industry. ChemFirst's electronic materials business segments will become a part of DuPont Electronic Technologies in the DuPont Electronic & Communication Technologies growth platform. ChemFirst's chemical intermediates unit (First Chemical Corp.) will become a part of DuPont Chemical Solutions Enterprise in the DuPont Safety & Protection growth platform.

         The agreement must be approved by ChemFirst shareholders and is subject to regulatory approval. J. Kelley Williams, CEO and chairman of ChemFirst, has agreed to vote his shares representing more than eight percent of ChemFirst's outstanding shares in favor of the acquisition. The acquisition is expected to be completed in the fourth quarter of 2002.

         During 2002, DuPont is celebrating its 200th year of scientific achievement and innovation - providing products and services that improve the lives of people everywhere. Based in Wilmington, Del., DuPont delivers science-based solutions for markets that make a difference in people's lives in food and nutrition; health care; apparel; home and construction; electronics; and transportation.

Notice To Analysts and Media:

DuPont and ChemFirst will host an investor briefing on this acquisition tomorrow, Wednesday, July 24, at 12 Noon EDT via teleconference. Please call 1-973-582-2710 (no reservation number is required) by 11:45 a.m. EDT to participate on the call. Media may participate in a listen only mode.

IMPORTANT: This acquisition briefing will directly follow the DuPont second quarter earnings release conference call. Those who participate in the DuPont earnings call may access the ChemFirst acquisition briefing simply by staying on the line.

For those unable to participate in the acquisition briefing, a replay will be available by calling 1-973-341-3080, passcode - 3398293.

A separate media conference call for both DuPont second quarter financial results and the ChemFirst acquisition will be held at 12:45 p.m. EDT, Wednesday, July 24, by calling 1-973-633-1010 and asking for reservation #12440.

The live webcast will be accessible via the DuPont home page, www.dupont.com. An online archive of the call will be available on the DuPont Investor site following the broadcast (www.dupont.com/corp/ir).

Forward-Looking Statements:
This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

         ChemFirst, Inc., will file a proxy statement and other documents regarding the proposed merger described in this press release with the U.S. Securities and Exchange Commission (SEC). Investors and security holders are urged to read the proxy statement when it becomes available, because it will contain important information about ChemFirst, the proposed transaction and related matters. A definitive proxy statement will be sent to security holders of ChemFirst seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by ChemFirst and DuPont with the SEC at the SEC's web site at www.sec.gov.

         ChemFirst, DuPont and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of ChemFirst shareholders to approve the proposed merger. Such individuals may have interests in the merger, including as a result of holding options or shares of ChemFirst stock. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed by ChemFirst with the SEC.

         The definitive proxy statement (when available) and other related SEC documents may also be obtained free of cost by directing a request to the following investor relations contacts:

Ann K. M. Gualtieri
DuPont Vice President
Investor Relations
(302) 774-0583

James L. McArthur
Secretary, Manager, Investor Relations
ChemFirst, Inc.
(601) 949-0213